UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

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☐ Preliminary	Proxy Statement
☐ Confidential,	For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive	Proxy Statement
☒ Definitive	Additional Materials

☐    Soliciting Material Pursuant to §240.14a-12

Prudential Financial, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Prudential Trust Company 30 Scranton Office Park, Scranton PA 18507-1789

March 30, 2006

We are writing to you in our role as Master Trustee for the Prudential Financial, Inc. (PFI) Common Stock Fund (the “Fund”). The Fund is an investment option under The Prudential Employee Savings Plan (PESP). PESP records show that you had a balance in the Fund on March 7, 2006, equivalent to at least one full share of PFI Common Stock. This entitles you to instruct us on how to vote the Fund’s stock holdings at the Prudential Financial, Inc. Annual Meeting of Shareholders on May 9, 2006.

Your voting instructions will be kept confidential and will not be available to your employer, the PESP plan administrator or to us. Please refer to the “Explanation of Confidential Voting Instructions” question-and-answer sheet on the back of this letter for additional information.

Voting Instructions

Please note that you will not be voting directly. Only the Master Trustee is authorized to vote shares held by the Fund at the shareholders’ meeting. However, you can provide us with instructions as to how to vote on your behalf on the matters described in the proxy statement.

Enclosed is a Voting Instruction Form regarding the matters described in the proxy statement, which will be voted upon at the shareholders’ meeting. As indicated on the form, you can provide your voting instructions on the Internet, by telephone or by postal mail. Whichever method you use, we must receive your instructions no later than May 3, 2006.

The voting instructions we receive from you and others by that deadline will be applied proportionately to the shares of eligible voters who do not provide voting instructions (“undirected shares”). If you prefer to provide voting instructions for yourself only and do not want them applied to undirected shares, you can “opt out” by checking a box on the front of the Voting Instruction Form and returning the form by postal mail only. This “opting out” cannot be done on the Internet or by telephone.

Proxy Statement for the Annual Meeting of Shareholders on May 9, 2006

We have also enclosed the Proxy Statement for the Annual Meeting of Shareholders on May 9, 2006, which provides additional information on the matters to be voted upon. If you are not currently an active employee of Prudential Financial, Inc. or its affiliates, the company’s annual report is also enclosed. Most active employees have access to an electronic version of the Prudential Financial, Inc. 2005 Annual Report and the ability to order a printed copy on the Investor Relations Web site (www.investor.prudential.com). If you do not have electronic access, please call 1-877-998-ROCK (7625) at any time, day or night, to request a copy.

If you have any other questions, call 1-800-PRU-EASY (1-800-778-3279), say the key words “Employee Savings Plan” and follow the instructions to speak to a customer service representative, Monday through Friday (except holidays), 8 a.m. to 9 p.m., Eastern Time (ET). If you are hearing-impaired and have a teletype (TTY) line, call 1-877-760-5166 Monday through Friday (except holidays), 8 a.m. to 6 p.m., ET.

Thank you in advance for providing your voting instructions before the May 3, 2006, deadline.

Prudential Trust Company, Trustee

Enclosures

PRUDENTIAL FINANCIAL, INC. (PFI) COMMON STOCK FUND

Explanation of Confidential Voting Instructions

What makes me eligible to vote?

You are an eligible voter if you:

•	are a participant, beneficiary or alternate payee (under a qualified domestic relations order) in The Prudential Employee Savings Plan (PESP), and

•	had a balance in the PFI Common Stock Fund (the “Fund”) equivalent to at least one full share of PFI Common Stock on March 7, 2006.

Why is the date that counts for PESP participants earlier than for other PFI shareholders?

The Trustee only gets proxy voting rights for the number of shares the Fund actually held on March 10, 2006, which is the corporate record date for the Prudential Financial, Inc. Annual Meeting of Shareholders. March 7, 2006 was the last date for participants to execute transactions that settled (by delivery of stock to the Trustee) by March 10, 2006. Therefore, March 7 became the date used for allocating proxy voting rights among PESP participants.

How do I vote?

A Voting Instruction Form is enclosed. You may vote online at www.computershare.com/us/proxy, by telephone by calling 1-800-652-VOTE (8683), or by returning your completed form by mail. For the Fund’s Trustee to vote on your behalf at the Prudential Financial, Inc. Annual Meeting of Shareholders on May 9, 2006, we must receive your voting instructions no later than 11:59 p.m., EDT, on May 3, 2006.

How many votes do I get?

You get one vote for each share of PFI Common Stock attributable to your account in the Fund. Your account balance consists of units in the Fund rather than shares of PFI Common Stock. About 97% of the Fund is PFI Common Stock. For liquidity purposes, the rest of the Fund is in a money market fund. The number of shares of PFI Common Stock that you may vote is determined by multiplying your dollar balance in the Fund on March 7, 2006 by 97%, then dividing the result by the PFI Common Stock’s closing share price for that day.

What happens when eligible voters don’t provide voting instructions in time?

Shares attributable to their accounts will be considered “undirected shares” for voting purposes. The voting instructions you and others provide by 11:59 p.m., EDT, on May 3, 2006, will be applied proportionately to the undirected shares in PESP unless you opt out of this process.

How do I opt out of the voting process for undirected shares?

You can opt out by checking the appropriate box on the Voting Instruction Form and returning it by postal mail for receipt by May 3, 2006. It is not possible to opt out on the Internet or by telephone.

Why can I vote shares attributable to others’ accounts?

PESP provides that plan participants who do not opt out are “named fiduciaries” for purposes of voting the undirected shares of the PFI Common Stock held under PESP. Under the Employee Retirement Income Security Act of 1974 (ERISA), plan fiduciaries are required to act prudently in making proxy-voting decisions by investigating the relevant facts and making a decision solely in the interests of the participants and beneficiaries. You will not be considered a fiduciary for the undirected shares if you opt out of having your vote applied to them. If more than 60% of the eligible voters opt out, we will hire an independent fiduciary to direct the Fund’s Trustee on how to vote the undirected shares.

How do I know that my voting instructions are confidential?

PESP’s policy is to ensure confidentiality of Fund investment decisions (except as otherwise required by applicable law). Prudential Trust Company retained Computershare Shareholder Services, Inc. to receive and tally voting instructions from eligible voters in the Fund. Computershare Shareholder Services, Inc. will provide the Fund Trustee only aggregate information on voting instructions received. No information that would identify individual voters will be provided to the Trustee, the plan administrator or your employer.

Prudential Financial

PLEASE REFER TO THE REVERSE SIDE FOR VOTING INSTRUCTIONS.

Voting Instruction Form

A Proposals

The Board of Directors recommends a vote FOR the Election of Directors.

1. Election of Directors

01 - Frederic K. Becker　02 - Gordon M. Bethune　03 - James G. Cullen　04 - William H. Gray III

05 - Jon F. Hanson　06 - Constance J. Horner　07 - James A. Unruh

☐ To Vote FOR All Nominees　☐ To WITHHOLD Vote From All Nominees

☐ For All Except - to withhold a vote for a specific Director, mark this box with an X and the appropriate numbered box to the right of this paragraph with the corresponding number from the list above

01 - ☐　02 - ☐　03 - ☐　04 - ☐

05 - ☐　06 - ☐　07 - ☐

The Board of Directors recommends a vote FOR Proposal 2.

	For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditor for the year ending December 31, 2006.	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposal 3.

	For	Against	Abstain
3. A shareholder proposal regarding severance payments.	☐	☐	☐

Opt Out

Mark this box with an X to opt out of having this vote applied *pro rata* to shares in the Fund for which the Trustee receives no voting instructions. ☐

B Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign exactly as owner name or names appear above. For joint accounts, each owner should sign. When signing as officer, executor, administrator, attorney, trustee or guardian, or in any other legal capacity, please give full title(s) with signature.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
		/ /

8 U P X

001CD40015　00IH7N

Voting Instruction Form - Prudential Financial, Inc.

Annual Meeting

May 9, 2006, 2:00 p.m. EDT at Prudential’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey Confidential Voting Instructions to Prudential Trust Company, Trustee of the Master Trust for The Prudential Financial, Inc. Common Stock Fund of the Prudential Employee Savings Plan (“PESP”)

By signing on the reverse side or by voting on the Internet or by telephone, the PESP participant directs the Trustee to vote (in person or by proxy) as indicated on the other side of this form. This vote will apply to the number of shares of Prudential Financial, Inc. (PFI) Common Stock deemed to be credited to the participant’s PESP account investment in the PFI Common Stock Fund (the “Fund”) on March 7, 2006 as described in the Trustee’s letter. If the voting instructions do not include a vote on a particular matter, please mark it to abstain, or the shares deemed to be credited to this PESP account in the Fund will be voted as recommended by the Board of Directors. The Trustee’s representative will tally all the timely votes for the Trustee to present in person or by proxy at the Prudential Financial, Inc. Annual Meeting of Shareholders on May 9, 2006.

Also, unless the PESP participant opts out by checking the box on the reverse side, the Trustee will apply this voting instruction pro rata (along with the votes of all other eligible individuals in PESP who do not opt out) to all shares of PFI Common Stock held in the Fund for which the Trustee receives no voting instructions. To opt out, please check the box, sign, date and return this Voting Instruction Form by mail only (not on the Internet or by telephone), to be received no later than May 3, 2006. For more information, please see the March 30, 2006 letter from the Trustee.

Only the Trustee’s authorized representatives will see these confidential voting instructions.

PLEASE MARK VOTES ON THE REVERSE SIDE OF THIS FORM, THEN SIGN AND DATE IT AND RETURN IT FOR RECEIPT BY MAY 3, 2006.

Voting Instructions

To vote using the Telephone

(within U.S. and Canada)

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
•	Follow the simple instructions provided by the recorded message.

To vote using the Internet

•	Go to the following web site:

WWW.COMPUTERSHARE.COM/US/PROXY

•	Enter the information requested on your computer screen and follow the simple instructions.

To vote by Mail

•	Complete and sign the voting instruction form on the reverse side of this document.
•	Return the form in the enclosed self addressed envelope or send it to Prudential Financial, Inc., c/o Computershare Investor Services, PO Box 43110, Providence, RI

02940-3110.

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

If you vote by telephone or the Internet, please DO NOT mail back this form. You will not be able to opt out unless you vote by mail. Instructions must be received by 11:59 p.m., Eastern Daylight Time, on May 3, 2006.

THANK YOU FOR VOTING

To:	All Employees

From:	Kathleen Gibson
Vice President, Secretary and Corporate Governance Officer
Law Department

Subject:   Prudential Financial Proxy Statement and 2005 Annual Report

We have begun mailing our 2005 Annual Report and Proxy Statement to shareholders. Because many of you are shareholders, I want to bring your attention to this package.

We Encourage You to Vote

During the next two weeks, more than 2.6 million shareholders will receive proxy voting materials from Prudential Financial. I hope that those of you who are shareholders will participate. Your vote is important.

To make voting easier, we are once again offering the option of voting by mail, telephone or the Internet. In addition to being convenient, online and telephone voting help reduce the cost to the company for the return mailing of our voting cards.

Some Employees Will Receive More Than One Proxy Statement

Some of you will receive more than one copy of our Proxy Statement because you participate in the Prudential Employee Savings Plan (PESP), received stock as a result of demutualization or have purchased it through a broker. Please make sure to vote all of your shares.

If you own company stock as a result of demutualization or because you have purchased it through a broker, you will receive a copy of the company’s 2005 Annual Report in your proxy package. However, proxy packages mailed to active employees who own stock through PESP will not include a copy of the annual report.

However, you can view the 2005 Annual Report online. If you do not receive a copy of the annual report as part of the proxy mailing, and you would like to receive one, you can order a printed copy online.

Thank you for your continued support and participation.